Exhibit 99
RETENTION BONUS AGREEMENT
THIS AGREEMENT, effective as of February 1, 2009 (the “Effective Date”), by and between                      (the “Key Employee”) and Corus Bank, N.A. (the “Bank”);
WITNESSETH THAT:
WHEREAS, the Bank and its parent company, Corus Bankshares, Inc. (the “Company”), are engaged in a number of actions to address the financial and regulatory challenges facing the Bank and the Company.
WHEREAS, the Board of Directors of the Bank (the “Board”) recognizes that the continuing challenges of the Bank and the Company are a distraction to the Key Employee and can cause the Key Employee to consider alternative employment opportunities.
WHEREAS, the Board has determined that it is in the best interests of the Bank, the Company and their respective stockholders and constituents to ensure that the Bank will have the continued dedication of the Key Employee in addressing the challenges the Bank and the Company face.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Key Employee by the Bank, the parties agree as follows:
1. Retention Bonus. Subject to the terms and conditions contained herein, Key Employee shall be paid a cash retention bonus (the “Payment”) in the aggregate amount of                      Dollars ($                    ), which shall be paid in a lump sum on or before the fifth business day following the final execution of this Agreement (the “Payment Date”), provided that Key Employee is employed by and in good standing with the Bank as of the Payment Date. As used herein, “good standing” means the Key Employee is not subject to any disciplinary action by the Bank.
2. Forfeiture and Repayment of Retention Bonus Payments. If Key Employee’s employment terminates (other than in a Qualifying Termination) prior to August 1, 2009, the Payment, if any, made to the Key Employee on such Payment Date shall be rescinded and Key Employee shall be obligated to repay to the Bank immediately the amount of such Payment, net of any taxes previously withheld on such Payment (the “Net Payment”), in such manner and on such terms and conditions as the Bank shall reasonably require. The Bank shall endeavor to recover from the relevant withholding agents any amounts withheld on the Payment for federal, state, local, employment or other taxes (the “Withholding Amount”), provided that to the extent that the Bank is unable to recover the Withholding Amount within 30 days of the termination date, Key Employee shall be required to repay such unrecovered amounts to the Bank by May 15, 2010. In the event that the Key Employee fails to make any repayment required under this Section 2, the Key Employee shall be liable for all costs incurred by the Bank, including attorneys fees and other legal fees and expenses, to recover such amounts from the Key Employee.

This Agreement is a voluntary agreement, and Key Employee acknowledges that he has chosen to enter into this Agreement of his own volition. Key Employee acknowledges that the Payment is contingent on the Key Employee’s remaining employed by the Bank until August 1, 2009. As a condition of this Agreement, Key Employee specifically agrees that in the event that amounts have been paid to the Key Employee pursuant to this Agreement and the Bank determines that the Key Employee must make repayment to the Bank, in accordance with the preceding paragraph as a result of the rescission of such Payment, that the Bank is authorized to deduct, (i) immediately the Net Payment, and (ii) on May 15, 2010, the Withholding Amount, if any, required to be repaid by the Key Employee to the Bank, and (iii) all costs, including attorneys fees and other legal fees and expenses, incurred by the Bank to recover all amounts owed by the Key Employee to the Bank pursuant to this Section 2, from any amounts owed by the Bank or the Company to the Key Employee.
Notwithstanding anything herein to the contrary, including the foregoing provisions of this Section 2, in the event that a Change in Control occurs or the Bank is liquidated, before August 1, 2009, then provided that the Key Employee is employed by the Bank on the date of such Change in Control or liquidation, Key Employee shall have no obligation to repay any amount paid to Key Employee under Section 1 of this Agreement, regardless of whether the Key Employee remains employed by the Bank after such Change in Control or liquidation.
3. Indivisible Payment. The parties acknowledge that by remaining employed at the Bank for even a portion of the period ending August 1, 2009, Key Employee may sacrifice career enhancing opportunities, and that by the same token Key Employee’s failure to remain with the Bank until the expiration of the period ending August 1, 2009, may cause the Bank significant harm. Accordingly the parties acknowledge and agree that the Payment described herein shall not be treated as earned ratably over the period ending August 1, 2009, and that in the event Key Employee terminates employment (other than in a Qualifying Termination) prior to the earliest of August 1, 2009, a Change in Control or a liquidation, the Key Employee shall not be permitted to retain a ratable portion of the Payment based on services performed from the Payment Date to his date of termination, but instead shall be subject to the repayment provisions of Section 2 with respect to the entire Payment; and further provided, that if the Key Employee incurs a Qualifying Termination, or is employed on the date that a Change in Control or liquidation occurs, prior to August 1, 2009, Key Employee shall be entitled to retain the entire amount of the Payment, rather than only a ratable portion thereof based on his services until his Qualifying Termination or the Change in Control or liquidation.
4. Definitions. Capitalized terms not otherwise defined in the Agreement shall have the meanings set forth in this Section 4.
a.	“Board” shall mean the Board of Directors of the Bank.

b.	“Cause” shall mean:

i.
the willful and continued failure by the Key Employee to substantially perform his duties with the Bank, within a reasonable period of time after a written demand for substantial performance is delivered to the Key Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Key Employee has not substantially performed his duties;

ii.	the willful engaging by the Key Employee in conduct which is demonstrably and materially injurious to the Bank or Company, monetarily or otherwise; or

iii.
the engaging by the Key Employee in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Board, the Key Employee’s credibility and reputation no longer conform to the standard of the Bank’s Key Employees.

For purposes of this Agreement, no act, or failure to act, on the Key Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Key Employee not in good faith and without reasonable belief that the Key Employee’s action or omission was in the best interest of the Bank and Company.
c. “Change in Control” shall occur on the date on which any individual, corporation or partnership other than:
i.	a trustee or other fiduciary of securities held under an employee benefit plan of the Company;

ii.	a corporation, partnership, or trust owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company;

iii.	any person in which the Key Employee, directly or indirectly, has a 10% or greater equity interest;

iv.	any person who is a beneficial owner of 5% or more of the total voting power of the Company’s outstanding stock on the date hereof;

v.	any person obtaining an ownership interest by reason of a gift, devise or inheritance; or

vi.
any individual, corporation, or partnership that is, as of the date of this Agreement, the beneficial owner, either directly or indirectly, of stock of the Company representing 50% or more of the total voting power of the Company’s then outstanding stock is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 50% or more of the total voting power of the Company’s then outstanding stock. A Change in Control shall also include: (1) any sale, transfer, or disposal of all or substantially all of the assets of the Company; or (2) any merger, consolidation, or other combination of the Company other than: (a) a combination with an Affiliate of the Company; or (b) a combination with any non-Affiliated company where the Company is the surviving business entity after said combination.
A Change in Control shall also include the Bank’s liquidation or entry into receivership.
d. “Good Reason” shall mean one or more of the following conditions arising without the consent of the Key Employee:
a. a material diminution in the Key Employee’s base compensation; or
b. any other action or inaction that constitutes a material breach of the terms of this Agreement provided that:
i.	within 90 days of the existence of any of the foregoing conditions, the Key Employee provides notice to the Bank that the Key Employee intends to terminate employment for Good Reason, and

ii.	within 30 days of the aforementioned notice by the Key Employee, the Bank has not remedied such condition.
e. “Qualifying Termination” shall mean a termination of the Key Employee’s employment (i) by the Bank without Cause, (ii) by the Key Employee for Good Reason, or (iii) on account of the death of the Key Employee.
5. Withholding Taxes. The Bank shall withhold from any amounts payable to the Key Employee under this Agreement all federal, state, local, employment or other taxes required by applicable law to be withheld by the Bank.
6. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board. Any interpretation of the Agreement by the Board and any decision, including the determination of whether a termination of the Key Employee’s employment is a Qualifying Termination, made by it with respect to the Agreement is final and binding on all persons.
7. Amendment. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing without the consent of any other person; provided, however that any amendment or cancellation by the Bank must be approved by the Board.
8. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of Illinois, without regard to the conflict of law provisions of any state.
9. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

10. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.
11. Successors. This Agreement shall be binding upon, and inure to the benefit of, the Bank and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets, or otherwise, all or substantially all of the Bank’s assets and business, and the successor shall be substituted for the Bank under this Agreement.
12.  Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:
a.	in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

b.	in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

c.
in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

•	to the Bank:

•	[address to be inserted]

•	or to the Key Employee:

•	[address to be inserted]
All notices to the Bank shall be directed to the attention of the Chairperson of the Board, with a copy to the Secretary/Treasurer of the Board. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

13. Not An Employment Contract. This Agreement will not confer on the Key Employee any right with respect to continuance of employment or other service with the Bank or any subsidiary, nor will it interfere in any way with any right the Bank or any subsidiary would otherwise have to terminate or modify the terms of such Key Employee’s employment or other service at any time.
14. Entire Agreement. Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof; provided, however, that nothing in this Agreement shall be construed to limit the Bank’s ability to establish and maintain policies (or require the employee to enter into an agreement) relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies or agreement for the protection of the business and operations of the Bank and the subsidiaries.
IN WITNESS THEREOF, the Key Employee has hereunto set his hand, and the Bank has caused these presents to be executed in its name and on its behalf.

KEY EMPLOYEE

Date:

Corus Bank, N.A.

By

Its

Date: